Exhibit (o)(3)

POWER OF ATTORNEY

The undersigned, Christopher Berarducci, hereby constitutes and appoints each of Lisa Carucci, Robert DuCharme and Robert Flower (each, an “Agent” and collectively, the “Agents”), as his true and lawful representative and attorney-in-fact, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and things and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable each trust or corporation listed in Schedule A hereto (each a “Company” and collectively, the “Companies”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the registration statement of each Company specified in Schedule A hereto (or, in the case of Master Portfolio Trust, the registration statements of such other Companies as are specified therein), including specifically, but without limiting the foregoing, the power and authority to sign in the name and on behalf of the undersigned as Principal Financial Officer and/or in his capacity as an officer of such Company, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney. The undersigned acknowledges that each Agent, in serving in such capacity at the undersigned’s request, is not assuming, nor is any Company assuming, any of the undersigned’s responsibilities to comply with the Acts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been duly executed by the undersigned as of the date indicated.

/s/ Christopher Berarducci	January 3, 2025
Christopher Berarducci